Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. NO SUCH DISTRIBUTION OR RESALE MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION RELATED THERETO OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS.

APPLIED THERAPEUTICS, INC.

WARRANT

This Warrant (this “Warrant”) is issued as of November 5, 2018 (the “Date of Issue”), by Applied Therapeutics, Inc., a Delaware corporation (the “Company”), to                      (the “Holder”).

1.             Issuance of Warrant; Term; Price.

1.1          Issuance. The Company hereby grants to the Holder the right to purchase up to               shares of Company’s Common Stock, par value $0.0001 per share (“Common Stock”), all subject to the terms and conditions set forth in this Warrant. The shares of Common Stock purchasable upon the exercise of this Warrant are referred to herein as the “Warrant Shares” and, individually, each as a “Warrant Share.” This Warrant is being issued pursuant to that certain Placement Agency Agreement between the Company and Brookline Capital Markets, a division of CIM Securities, LLC, a Colorado limited liability company, dated as of January 18, 2018 (as the same may be further amended and restated from time to time, the “Placement Agency Agreement”), which relates to the sale of certain securities in an offering by the Company of certain securities of the Company to certain accredited investors, which offering is being made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized but undefined terms used herein shall have the meaning set forth in the Placement Agency Agreement.

1.2          Term. Subject to Section 1.4, this Warrant shall terminate and no longer be exercisable on the earliest to occur of (i) a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (ii) the occurrence of a Deemed Liquidation Event (as defined in the Second Amended and Restated Certificate of Incorporation of the Company dated November 5, 2018 (as the same may be further amended or restated from time to time, the “Charter”)) or (iii) 5:00 p.m., Eastern time, on November 4, 2028. For purposes of this Warrant, “Expiration Date” means the date upon which this Warrant expires in accordance with the terms of this Section 1.2.

1.3          Warrant Price. Subject to adjustment as provided in this Warrant, the exercise price (the “Warrant Price”) per Warrant Share for which all or any of the Warrant Shares may be purchased pursuant to this Warrant is equal to $                     .

1.4          Exercise upon the Occurrence of an Event Described in Section 1.2. Notwithstanding anything herein to the contrary, contingent upon and effective immediately prior to any of the events set forth in clauses (i) and (ii) of Section 1.2, to the extent not previously exercised, this Warrant shall automatically be exercised by the Holder pursuant to Section 7 herein without any further action necessary on the part of the Holder (a “Sale Exercise”) unless the Holder notifies the Company in writing to the contrary prior to such automatic exercise; provided, however, that such automatic exercise shall not occur and this Warrant shall instead be terminated upon and effective as of the occurrence of any of the events set forth in clauses (i) and (ii) of Section 1.2, if the Exercise Price equals or exceeds the Market Price calculated in accordance with Section 7.3 in connection with such Sale Exercise. The Company shall provide notice to the Holder at least 10 business days prior to the consummation of any of the events set forth in clauses (i) and (ii) of Section 1.2.

2.             Adjustment of Warrant Price, Number and Kind of Shares. The Warrant Price and the number and kind of Warrant Shares issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of the following events:

2.1          Issuance of Common Stock. If, after the Date of Issue, the Company issues or sells any shares (“Additional Shares”) of its Common Stock or any shares of its Preferred Stock, $0.0001 par value per share (“Preferred Stock”), other than Exempted Securities (as defined in the Charter), without consideration or for consideration per share less than the Warrant Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale, the Warrant Price in effect immediately prior to such issuance or sale shall be reduced (and in no event increased) to a Warrant Price determined in accordance with the following formula:

WP2 = WP1* (A + B) / (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“WP2” shall mean the applicable Warrant Price in effect immediately after such issue or sale of Additional Shares;

“WP1” shall mean the applicable Warrant Price in effect immediately prior to such issue or sale of Additional Shares;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue or sale of Additional Shares (treating for this purpose as outstanding all shares of Common Stock (i) issuable upon exercise of options outstanding immediately prior to such issue, (ii) issuable upon conversion or exchange of convertible securities (including the Preferred Stock) outstanding immediately prior to such issue, and (iii) reserved for issuance under the Company’s equity incentive plan);

“B” shall mean the number of Additional Shares that would have been issued if such Additional Shares had been issued at a price per share equal to WP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by WP1); and

“C” shall mean the number of such Additional Shares issued in such transaction.

2.2          Stock Dividends. If at any time on or after the Date of Issue and prior to the Expiration Date, the Company shall pay a dividend with respect to Common Stock payable in Common Stock (except any distribution accounted for in Section 2.1), then the Warrant Price shall be adjusted (and the number of Warrant Shares issuable upon exercise of this Warrant proportionately increased), from and after the record date for stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend plus the number of shares of Common Stock issuable in payment of such dividend.

2.3          Subdivision. If the Company at any time prior to the Expiration Date shall subdivide its Common Stock, the Warrant Price shall be proportionately decreased (and the number of Warrant Shares issuable upon exercise of this Warrant proportionately increased to the nearest whole).

2.4          Reclassification, Reorganization and Consolidation. Subject to Section 1.2, in case of any reclassification, capital reorganization or change in the type of securities of the Company issuable upon exercise of this Warrant (other than as a result of a subdivision, combination or stock dividend provided for in Section 2.2 or Section 2.3) or consolidation or merger (including reverse merger) involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization, change, consolidation or merger by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization, change, consolidation or merger. In any such case set forth above in this Section 2.4 appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Warrant Price per Warrant Share payable hereunder, provided the aggregate Warrant Price shall remain, as nearly as reasonably may be, the same.

2.5          Other Impairment. The Company will not, by amendment of its Charter or Bylaws, as each may be amended and restated from time to time, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Section 2, but will at all times in good faith assist in the carrying out of all such terms and conditions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

2.6          Notice to Holder. The Company shall, promptly after issuing any stock that would trigger adjustment to the Warrant Price under Section 2.1, making any subdivision or combination provided for in Section 2.3, reclassification, capital reorganization or change in the type of securities of the Company issuable upon exercise of this Warrant provided for in Section 2.4 or stock dividend provided for in Section 2.2, give written notice (by email and first class mail, postage prepaid) to the Holder at the electronic and physical mailing addresses of the Holder shown on the Company’s books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated, and specify the Warrant Price then in effect after the adjustment and the increased or decreased number of Warrant Shares issuable upon exercise of this Warrant. Upon the surrender of this Warrant by the Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 8 hereof, issue and deliver to or upon the order of the Holder, at the Company’s expense, a new Warrant incorporating any changes required by the application of this Section 2, in the name of the Holder or as the Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct.

3.             No Fractional Warrant Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one Warrant Share on the date of exercise, as determined in good faith by the Company’s Board of Directors.

4.             No Stockholder Rights. This Warrant as such shall not entitle the Holder to any of the rights of a stockholder of the Company until the Holder has exercised this Warrant in accordance with Section 6 or Section 7.

5.             Reservation of Stock. The Company covenants that all Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. In the event that there is an insufficient number of shares of Common Stock reserved for issuance pursuant to the exercise of this Warrant, the Company will take appropriate action to authorize an increase in the capital stock to allow for such issuance or similar issuance acceptable to the Holder. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

6.             Exercise of Warrant. This Warrant may be exercised by Holder by the surrender of this Warrant (with the Notice of Exercise form attached as Exhibit A) at the principal office of the Company, accompanied by payment in full of the purchase price of the shares purchased by (a) wire transfer, (b) a check or checks made payable to the order of the Company, or (c) with the consent of the Company, cancellation of debt or other amounts owed to the Holder by the

Company. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such securities of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person entitled to receive the same a certificate or certificates for the number of full Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The Warrant Shares issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable. If this Warrant shall be exercised in part only, the Company shall, at the time of delivery of the certificate representing the Warrant Shares in respect of which this Warrant has been exercised, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Warrant Shares purchasable under this Warrant, which new warrant shall, in all other respects, be identical to this Warrant.

7.             Cashless Exercise Election.

7.1          Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion hereof (the “Conversion Right”) into shares of Warrant Shares as provided in this Section 7. Upon exercise of the Conversion Right with respect to a particular number of Warrant Shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of Warrant Shares determined as follows:

where

X =          the number of Warrant Shares to be issued to the Holder

Y = the number of Converted Warrant Shares being surrendered in connection with the exercise of the Conversion Right

A = the Market Price (as defined below) of one Converted Warrant Share issuable upon exercise of the Conversion Right on the Conversion Date (as defined below)

B = the Warrant Price of one Converted Warrant Share immediately prior to the exercise of the Conversion Right

7.2          Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant that are being surrendered (referred to in Section 7.1 as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon such surrender of this Warrant (the “Conversion Date”). Certificates for the Warrant Shares issuable upon exercise of the Conversion Right (or any other securities deliverable in lieu thereof under Section 2) shall be issued as of the Conversion Date and shall be delivered to the Holder promptly following the Conversion Date.

7.3          Determination of Fair Market Value. For purposes of this Section 7, the fair market value (the “Market Price”) of a share of Common Stock or Warrant Share as of a particular date means:

(i)            If the Warrant is exercised in connection with and contingent upon a firmly underwritten initial public offering of the Company pursuant to an effective registration statement under the Securities Act (the “IPO”), then the initial “Price to Public” specified in the final prospectus with respect to such offering;

(ii)           If the Warrant is exercised in connection with and contingent upon a Deemed Liquidation Event, then the value ascribed to each share of Common Stock in such Deemed Liquidation Event, as applicable;

(iii)          If the Warrant is exercised following the IPO, the average of the closing price of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange or electronic securities market on which the Common Stock is listed, whichever is applicable, for the 30 trading days prior to the date of determination of the Market Price (or such shorter period of time during which such Common Stock was traded over-the-counter or on such exchange); and

(iv)          If neither of the immediately preceding clauses (i), (ii) or (iii) is applicable, then the fair market value as determined in good faith by the Board of Directors of the Company.

8.             Transfers. By accepting this Warrant, Holder understands that this Warrant and any securities issuable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws, including the Securities Act, and are being offered and sold to Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. Holder understands that Holder must bear the economic risk of Holder’s investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws or unless an exemption from such registration is available.

Subject to the transfer restrictions referred to in the legend described in Section 9, this Warrant and all rights under this Warrant are transferrable, in whole or in part, without charge to Holder, upon the surrender of this Warrant with a properly executed assignment (in the form of Exhibit B) delivered to the Company; provided, however, that no Holder of this Warrant may sell, transfer, negotiate or assign all or any portion of this Warrant to any competitors of the Company (as determined in the Company’s reasonable discretion). Upon such surrender, the Company at its expense will execute and deliver to or upon the order of the applicable Holder a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces therefor for the number of the Warrant Shares of the Company as measured on the date of exercise called for on the face or faces of the Warrant or Warrants so surrendered.

9.             Restricted Securities. Holder acknowledges that this Warrant is, and each of the Warrant Shares issuable upon the due exercise hereof will be, a restricted security. Accordingly, each certificate evidencing the Warrant Shares issued upon exercise of this Warrant, or transfer of such Warrant Shares (other than a transfer registered under the Securities Act or any subsequent transfer of shares so registered), shall be stamped or imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities laws or required under the Existing Governance Documents):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THE SHARES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

10.          Investment Representations. The Holder represents that the Holder (i) has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting the Holder’s interests in connection therewith, (ii) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and (iii) is able to bear the economic risk of the purchase of the Warrant and the Warrant Shares pursuant to the terms of this Warrant.

11.          Loss of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will execute and deliver a new Warrant of like terms.

12.          Notice of Dividends and Distributions and Certain Events. For so long as any part of this Warrant remains outstanding and unexercised, the Company shall, upon the declaration of a cash dividend upon its Common Stock or other distribution to the holders of its Common Stock and at least 10 days prior to the record date, notify the Holder of such declaration, which notice will contain, at a minimum, the following information: (a) the date of the declaration of the dividend or distribution; (b) the amount of such dividend or distribution; (c) the record date of such dividend or distribution; and (d) the payment date or distribution date of such dividend or distribution. Further, for so long as this Warrant remains outstanding and unexercised, at least 10 days prior to the applicable record or effective date on which a Holder would need to hold Common Stock in order to participate in or vote with respect to such transaction, the Company shall deliver a notice to the Holder of (i) any Company authorization or approval or entry into any agreement contemplating, or plan to solicit stockholder approval for, a Deemed Liquidation Event, or (ii) any

Company authorization for the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; provided, however, that failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

13.          Taxes. The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of the Holder) that may be imposed in respect of the issuance or delivery of the Warrant Shares or any portion thereof.

14.          Miscellaneous. This Warrant shall be construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws or choice of law provisions. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. This Warrant shall be binding upon any successors or assigns of the Company and inure to the benefit of the Holder and any successors or assigns.

15.          Amendment; Waiver. Any term of this Warrant may be amended or waived only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 15 shall be binding upon the Holder, each future holder of this Warrant, and the Company.

16.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The Company shall promptly forward to the Holder an original of the copy of this Warrant previously delivered to Holder.

17.          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and Holder at the addresses listed on the signature page hereto or at such other address as the Company or Holder may designate from time to time by notice to the other party in accordance with this Section 17.

18.          Market Stand-off Agreement. The Holder hereby agrees that, if so requested by the managing underwriters or the Company in connection with the Company’s initial public offering, the Holder will not without the prior written consent of such managing underwriters (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s capital stock acquired through the exercise of this Warrant, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company’s capital stock acquired through the exercise of this Warrant, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise for a period of up to 180 days after the date of the final prospectus relating to the initial public offering. The Holder acknowledges and agrees that the Company’s managing underwriters are intended third party beneficiaries of this Section 18 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the initial public offering that are consistent with this Section 18 or that are necessary to give further effect thereto.

19.          Register. The Company will maintain a register containing the name and address of the Holder of this Warrant. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Warrant as of the date first above written.

APPLIED THERAPEUTICS, INC.

By:
Name:
Title:

Address:

Email:

ACKNOWLEDGED:

Name:

Address:

Exhibit A

Notice of Exercise

TO:         APPLIED THERAPEUTICS, INC.

☐            The undersigned hereby elects to purchase              shares of Common Stock of Applied Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

☐            The undersigned hereby elects to convert the attached Warrant into Warrant Shares in the manner specified in Section 7 of the Warrant by exercising the undersigned’s Conversion Right. This conversion is exercised with respect to            of the Warrant Shares covered by the Warrant.

[Check the box next to the paragraph above that applies.]

1.             Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Name:

Address:

2.             The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

HOLDER

By:

Title:

Date:

Exhibit B

Form of Assignment

[To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.]

FOR VALUE RECEIVED, the right to purchase           Warrant Shares of Common Stock of Applied Therapeutics, Inc., pursuant to the foregoing Warrant and all rights evidenced thereby, is hereby assigned to:

whose address is

.

Dated: ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this assignment form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.